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                                                                  EXHIBIT 10.58


                                SEVENTH AMENDMENT
                                       OF
                     TAYLOR CAPITAL GROUP, INC. 401(K) PLAN

                        (Effective as of October 1, 1998)



          WHEREAS, Taylor Capital Group, Inc. (the "Company") maintains the Taylor Capital Group, Inc. 401(k) Plan (Effective as of October 1, 1998) (the "Plan"); and

          WHEREAS, the Plan has been amended, and further amendment of the Plan is now considered desirable;

          NOW, THEREFORE, by virtue of the power reserved to the Company by subsection 15.1 of the Plan, and in exercise of the authority delegated to the Committee established pursuant to Section 16 of the Plan ("Committee") by subsection 15.1 of the Plan, the Plan is hereby amended in the following particulars:

          1. Effective as of January 1, 2002, by substituting the following for the last sentence of subparagraph 3.3(a) of the Plan:

     "Such rules may include a determination of whether to accept rollovers from individual retirement accounts and whether to accept rollovers of amounts not includible in an individual's gross income (i.e., after-tax amounts); provided, however, that the Plan separately tracks any after-tax amounts that the Committee elects to receive under the Plan as rollover contributions."

          2. Effective as of January 1, 2001, by substituting the following for the last sentence of subsection 3.4 of the Plan:

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     "In no event, however, shall the amount of a Participant's earnings taken into account for purposes of the Plan for any plan year exceed the dollar limitation in effect under Code Section
     401(a)(17) (as that limitation is adjusted from time to time by the Secretary of the Treasury pursuant to Code Section 401(a)(17) and which is $200,000 for the 2002 plan year)."

          3. Effective July 1, 2002, by adding the following new subsection after subsection 3.4 of the Plan:

     "3.5 Catch-Up Contributions

          Effective for the plan years beginning on or after January 1, 2002, each participant who is eligible to make income deferral contributions under the Plan and who has attained age 50 before the close of a plan year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Code Section 414(v). Catch-up contributions shall not be taken into account for purposes of the annual additions limitation (defined in subsection 7.1) or the dollar limitation on income deferral contributions (defined in subsection 7.4). The Plan shall not be treated as failing to satisfy the average deferral percentage test (defined in subsection 7.5), the top-heavy requirements (defined in Section 17) or the provisions of Code Sections 401(k)(3), 401(k)(12), if applicable, and 410(b) by reason of participants making catch-up contributions. The maximum amount of catch-up contributions a participant can make in each plan year is as follows:

                  Plan Year                   Catch-up Contribution Limit
                  ---------                   ---------------------------

                  2002                                  $1,000
                  2003                                  $2,000
                  2004                                  $3,000
                  2005                                  $4,000
                  2005 or thereafter                    $5,000

     For plan years beginning after December 31, 2006, the catch-up contribution limit shall be subject to adjustments based on cost-of-living increases at the same time and in the same manner as adjustments under Code Section 415(d). A participant's election to make catch-up contributions shall be made at such time and in such manner as the Committee may determine. In accordance with rules established by the Committee, a participant who is otherwise making income deferral contributions may be deemed to have elected to make catch-up

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     contributions, or income deferral contributions may be
     recharacterized as catch-up contributions, to help satisfy the average deferral percentage test of subsection 7.5. Catch-up contributions shall be allocated to participant income deferral contribution accounts. No employer matching contributions shall be made with respect to catch-up contributions."

          4. Effective as of July 1, 2002, by adding the following at the end of subsection 4.2 of the Plan:


     "No employer matching contributions shall be made with respect to catch-up contributions."

          5. Effective July 1, 2002, by substituting the following for subparagraph 6.1(a) of the Plan:

          "(a) Income deferral contribution account. An 'income deferral contribution account' to reflect the participant's income deferral and catch-up contributions made under the Plan, the participant's pre-tax contributions (if any) made under the Prior Plan, the CTFG Profit Sharing Plan or a predecessor plan (and earnings thereon) that have been transferred to this Plan, Benefit Credit Contributions made under the CTFG Profit Sharing Plan were transferred to the Prior Plan, and the income, losses, appreciation, and depreciation attributable thereto. A participant shall be fully vested in his income deferral contribution account at all times."

          6. Effective as of January 1, 2002, by substituting the following for the first two sentences of subsection 7.1 of the Plan:

          "For each limitation year, the 'annual addition' (as defined below) to a participant's account shall not exceed the lesser of $40,000, as adjusted for cost-of-living increases under Code
     Section 415(d), or 100 percent of the participant's compensation (as defined in Code Section 415(c)(3)) during that limitation year. The compensation limit referred to in the preceding sentence shall not apply to any contribution for medical benefits after

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     separation from service (within the meaning of Code Section 401(h)
     or 419(A)(f)(2)), which is otherwise treated as an annual addition. For purposes of this subsection, the term 'compensation' shall include elective deferrals (as defined in Code Section 402(g)(3)) made by the participant and any amount which is contributed or deferred by the Employer at the election of the participant and which is not includible in the gross income of the participant by reason of Code Section 125 or 132(f)."

          7. Effective July 1, 2002, by substituting the following for the fourth sentence of subsection 7.1 of the Plan:

     "The term 'annual addition' for any limitation year means the sum of participant contributions (other than rollover contributions and catch-up contributions) under Section 3, employer contributions under subsection 4.2, corrective deferral contributions described in subsection 7.5, and corrective matching contributions described in subsection 7.6 that are credited to a participant's accounts for that limitation year."

          8.  Effective as of January 1, 2002, by substituting the phrase "Code
Section 402(g)" for the phrase "Code Section 402(g)(5)" where the latter phrase appears in subsection 7.4 of the Plan.

          9. Effective July 1, 2002, by substituting the following for the first sentence of subsection 7.4 of the Plan:

     "In no event shall the participant's income deferral contributions (other than catch-up contributions described in subsection 3.5) for any calendar year exceed $11,000 (or such greater amount as the Secretary of the Treasury shall specify from time to time pursuant to Code Section 402(g))."

          10. Effective as of January 1, 2002, by substituting the following for the second sentence of subsection 7.5 of the Plan:

     "The 'average deferral percentage' of a group of eligible employees for a plan year means the average of the ratios (determined separately for each

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     eligible employee in such group) of A to B where A equals the sum of the income deferral contributions (other than catch-up contributions) actually paid to the Trust on behalf of such eligible employee for such plan year, and B equals the eligible employee's testing compensation (as described below) received by the employee for the portion of such plan year during which the employee participated in the Plan or was eligible to participate in the Plan."

          11. Effective as of January 1, 2002, by substituting the following for subparagraph 7.7(b)(i) of the Plan:

     "(i) received compensation from an Employer or any Controlled Group
          Member in excess of $80,000 (or such greater amount as may be determined for the year under Section 414(q)(1)(B)(i) of the
          Code), and"

          12. Effective as of January 1, 2002, by substituting the phrase "subsections 7.5 and 7.6" for the phrase "subsections 7.6 and 7.7" where the latter phrase appears in the first sentence of subsection 7.8 of the Plan.

          13. Effective as of January 1, 2002, by substituting the following for the third sentence of subsection 11.1 of the Plan:

     "Notwithstanding any other provision of this Section 11, if a participant's vested account balances, excluding the balance of his rollover account, equal $5,000 or less at or after the participant's settlement date, the participant (or his beneficiary) shall receive a lump sum payment of such amount in accordance with subsection 11.3."

          14. Effective as of January 1, 2002, by substituting the phrase "if a participant's vested account balances, excluding the balance of his rollover account," for the phrase "if a participant's vested account balances" where the latter phrase appears in the third and sixth sentences of subsection 11.3 of the Plan.

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          15. Effective as of January 1, 2002, by substituting the following for the last sentence of subparagraph 11.4(a) of the Plan:

     "A hardship distribution shall not be an eligible rollover distribution."

          16. Effective as of January 1, 2002, by substituting the following for the second and third sentences of subparagraph 11.4(c) of the Plan:

     "Except as otherwise provided below, an 'eligible retirement plan' is (i) an individual retirement account described in Code Section 408(a), (ii) an individual retirement annuity described in Code
     Section 408(b) (other than an endowment contract), (iii) an annuity plan described in Code Section 403(a) or 403(b), (iv) an eligible governmental plan under Code Section 457(b) that agrees to separately account for amounts transferred into such plan from this Plan, or (v) a plan qualified under Code Section 401(a) that by its terms permits the acceptance of rollover contributions. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or a former spouse who is an alternate payee under a qualified domestic relations order, as defined in Code Section 414(p)."

          17. Effective as of January 1, 2002, by substituting the following for the fourth sentence of subsection 17.2 of the Plan:

     "In making the foregoing determination, (i) a participant's account balances or cumulative accrued benefits shall be increased by the aggregate distributions, if any, made with respect to the participant during the one-year period ending on the determination date (or, the five-year period ending on the determination date, if a distribution is made for a reason other than separation from service, death, or disability), including distributions under a terminated plan that, if it had not been terminated, would have been required to be included in the aggregation group, (ii) the account balances or cumulative accrued benefits of a participant who was previously a key employee, but who is no longer a key employee, shall be disregarded, (iii) the account balances or cumulative accrued benefits of a beneficiary of a participant shall be considered accounts or accrued benefits of the participant, (iv) the account balances or cumulative accrued benefits of a participant who has not performed services for an Employer or a Controlled Group Member at any time during the one-year period ending on the

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     determination date shall be disregarded and (v) any rollover contribution (or similar transfer) from a plan maintained by the corporation other than an Employer under this Plan initiated by a participant shall not be taken into account as part of the participant's aggregated account balances under this Plan."

          18. Effective as of January 1, 2002, by substituting the following for subsection 17.3 of the Plan:

     "17.3 Key Employee

          In general, a 'key employee' is an employee (or former or deceased employee) who, at any time during the plan year that includes the determination date, is:

          (a) an officer of an Employer having annual compensation greater than $130,000 (as adjusted under Code Section 416(i)(1) for plan years beginning after December 31,
               2002);

          (b)  a five-percent owner of an Employer; or

          (c) a one-percent owner of an Employer having annual compensation of more than $150,000.

     For purposes of this subsection, annual compensation means compensation within the definition of Code Section 415(c)(3). The determination of who is a key employee will be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder."

          19. Effective as of January 1, 2002, by substituting the following for subsection 17.5 of the Plan:

     "17.5 Minimum Employer Contributions

          Subject to the following provisions of this subsection and subsection 17.7, for any plan year in which the Plan is a top-heavy plan, the employer contribution credited to each participant who is not a key employee shall not be less than 3 percent of such participant's total compensation (as defined in subsection 7.1) from the Employers for that year. In no event,

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     however, shall the total employer contribution credited in any year to a participant who is not a key employee (expressed as a percentage of such participant's total compensation from the Employer) exceed the maximum total employer contribution credited in that year to a key employee (expressed as a percentage of such key employee's total compensation from an Employer). Contributions made by an Employer under the Plan pursuant to income deferral elections made by participants who are not key employees shall not be deemed employer contributions for purposes of this subsection. However, employer matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, under such other plan, shall be taken into account for purposes of satisfying the minimum contribution requirements described in this subsection. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the contribution percentage limitation described in subsection 7.6 and other requirements of Code Section 401(m).

          The amount of minimum employer contribution otherwise required to be allocated to any participant for any plan year under this subsection shall be reduced by the amount of employer contributions allocated to him for a plan year ending with or within that plan year under any other tax-qualified defined contribution plan maintained by an Employer. However, the amount of minimum employer contribution not offset by the amount of employer contributions shall meet the nondiscrimination requirements of Section 401(a)(4) of the Code without regard to Section 401(m) of the Code. An Employer may provide that the minimum benefit requirement shall be met in another plan, including a plan that consists solely of a cash or deferred arrangement that meets the requirements of Code
     Section 401(k)(12) and 401(m)(11)."

          IN WITNESS WHEREOF, the undersigned duly authorized member of the Committee has caused the foregoing amendment to be executed this 20th day of June, 2002.


                                    /s/ MELVIN PEARL
                                    ---------------------------------------
                                    On behalf of the Committee as Aforesaid



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